UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21527	06-1276882
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Glover Avenue
Norwalk, Connecticut		06850
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 15, 2007, Vertrue Incorporated (the “Company”) issued a press release announcing that, at a special meeting, its stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of March 22, 2007, by and among the Company, Velo Holdings Inc., a Delaware corporation (“Parent”) and Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), as amended by the Amendment to the Agreement and Plan of Merger, dated as of July 18, 2007, by and among the Company, Parent and Merger Sub (as amended, the “Merger Agreement”), providing for the acquisition of the Company by Parent and Merger Sub. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Press Release dated August 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED
Date: August 15, 2007	By:	/s/ George W. M. Thomas
		Name:	George W. M. Thomas
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 15, 2007